Exhibit 10.11

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the “Agreement”) is entered into as of the 8th day of March 2010 by and among REG NEWTON, LLC, an Iowa limited liability company whose address is c/o Renewable Energy Group, Inc., 416 S. Bell Ave., P.O. Box 888, Ames, Iowa 50010 (the “Borrower”) and AGSTAR FINANCIAL SERVICES, PCA, a United States instrumentality, (the “Lender”). The parties hereto enter into this Agreement with reference to the following facts:

A. The Lender has agreed to make certain loans to the Borrower, in the original principal amount of Twenty Five Million Nine Hundred Sixty Thousand Seven Hundred Thirty One Dollars and 50/cents ($25,960,731.50) (the “Loan”). The Loan is evidenced by that certain Master Loan Agreement, First Supplement to the Master Loan Agreement (Term Loan), Term Note, Second Supplement to the Master Loan Agreement (Revolving Line of Credit Loan), and Revolving Line of Credit Note, all of even date herewith, (as, amended, modified, extended, or restated, from time to time, collectively, the “Loan Agreement”), and which Loan Agreement is to be secured by, among other things, a Mortgage (Open End) of even date herewith, as amended, modified, extended, or restated from time to time (the “Mortgage”) creating a lien on certain real property located in Jasper County, Iowa, more particularly described on Exhibit A attached hereto, together with the improvements and personal property located thereon (collectively, the “Premises”).

B. The making of the Loan is subject to the condition precedent, among others, that Borrower makes and delivers this Agreement to the Lender. Borrower acknowledges that the Borrower is entering into this Agreement for the purpose of inducing the Lender to make the Loan to it, and further acknowledges that the Lender would not make the Loan in the absence of this Agreement, notwithstanding any contrary provision in the Loan Agreement, the Notes, the Mortgage or any other document given in connection with the Loan (such other documents together with the Mortgage and the Loan Agreement being collectively referred to herein as the “Collateral Loan Documents”).

C. Borrower acknowledges that the Lender may sustain Losses (as defined in Section 4(a)) both prior to and following a foreclosure of the Lender’s security interest in the Premises pursuant to the Mortgage or the Collateral Loan Documents or conveyance in lieu thereof, as well as after the Notes are paid in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Hazardous Substances. As used herein, “Hazardous Substance” shall mean and include, but shall not be limited to, any element, substance, compound, mixture, waste, material, pollutant or contaminant (including, without limitation, asbestos, any petroleum or petroleum derived waste or products, and raw materials that include hazardous constituents); to the extent the foregoing items are included under or regulated by any federal, state or local law, rule or regulation pertaining to environmental matters, as now or hereafter enacted or amended, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Federal Resource Conservation and Recovery Act; the Federal Superfund Amendments and Reauthorization Act of 1986; the Federal Toxic Substances Control Act; the Federal Hazardous Material Transportation Act; the Federal Clean

Air Act; the Federal Water Pollution Control Act; together with any other federal, state or local superlien or other statutes, rules or regulations, as now or hereafter amended in any way pertaining to clean-up; disclosure; water pollution control; air pollution control; regulation of solid waste; hazardous waste management; storage tanks; regulation of environmentally sensitive areas; regulation of drinking water; use of ground water, surface waters and wetlands; hazardous and toxic substance reporting; environmental preservation or control; indoor air quality issues, including asbestos, radon and tobacco smoke; and any other laws, including case law, which might be deemed or referred to as environmental common law (all such laws, rules and regulations being referred to collectively as “Environmental Laws”) and any other substances now or hereafter deemed hazardous or toxic, including but not limited to, mold and other contaminants, regardless of whether the same are regulated under any Environmental Laws.

2. Representations and Warranties.

(a) Investigation. Borrower has or Borrower had performed reasonable investigations, studies and tests as to any possible environmental contamination, liabilities or problems with respect to the Premises, including without limitation, the presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substance in, on, from or with respect to the Premises and that, except as disclosed in the written environmental reports to be delivered to, reviewed and approved by the Lender in connection with the Loan (together, the “Environmental Report”), such investigations, studies and tests have disclosed no Hazardous Substances (except for nominal amounts used by occupants of the Premises in the ordinary course of business and in compliance with all applicable regulatory requirements) or possible violations of any Environmental Laws.

(b) No Violations. Except as disclosed in the Environmental Report, to borrower’s knowledge the Borrower, the Premises or any other property owned by Borrower: (i) is not subject to any private or governmental lien or judicial or administrative notice, order or action relating to Hazardous Substances or environmental problems, impairments or liabilities with respect to the Premises or such other property; or (ii) is not in, or with any applicable notice and/or lapse of time, and/or failure to take certain curative or remedial actions, will not be in, either direct or indirect violation of any Environmental Laws.

(c) No Hazardous Substances on Premises. Except as disclosed in the Environmental Report, to Borrower’s knowledge no Hazardous Substances (except for nominal amounts necessarily used in the ordinary course of business and in compliance with all applicable Environmental Laws) are or have been located, used, stored, disposed of, possessed, managed, processed, generated, transported, treated, discharged or released in, on, from or with respect to the Premises (including ground water contamination) and no above ground or underground storage tanks are located on the Premises. Borrower shall not allow any Hazardous Substances to be located, used, stored, disposed of, possessed, managed, processed, generated, transported, treated, discharged or released in, on, from or with respect to the Premises (including ground water contamination) or otherwise handled on the Premises (except for nominal amounts necessarily used in the ordinary course of business and in compliance with all applicable Environmental Laws), unless in compliance with all applicable Environmental Laws.

(d) All Necessary Approvals Obtained. Borrower warrants that it has obtained all necessary approvals and satisfactory clearances for use of the Premises from all appropriate federal, state and local governmental authorities, utility companies and development entities, including but not limited to the Iowa Department of Natural Resources (and any successor authority) and any County or City departments, public water works and public utilities in regard to the use of the Premises and the presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Premises.

(e) Financial Condition. The Borrower hereby represents that, as of the date hereof, (i) Borrower’s obligations to its creditors, including, but not limited to, all payments and accounts relating to the Premises, are current; (ii) any and all representations to the Lender representing Borrower’s financial condition are true and correct, and there has not been any material adverse change in any Borrower’s financial condition, credit rating, business, operations or affairs since the date of said representations; (iii) there is no action, proceeding or claim pending or threatened against the Borrower before any court, administrative agency, or arbitration panel of any kind, which if adversely decided would result in a materially adverse change in the business or financial condition of the Borrower; (iv) there are no outstanding judgments, arbitration awards, decrees, or orders of any kind pending against the Borrower; (v) no petition of bankruptcy, whether voluntary or involuntary, nor assignment for the benefit of creditors, nor any other action involving debtors’ or creditors’ rights under the laws of the United States or any state has been filed by or threatened by or against the Borrower; and (vi) the Borrower is solvent and is not contemplating any proceedings described in subsection (v).

(f) Financial Statements. Upon (i) a Default by Borrower under the Loan Agreement, the Notes, the Mortgage, or the Collateral Loan Documents; (ii) the discovery of the presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Premises in violation of this Agreement; (iii) the occurrence of any matter entitling the Lender to call upon the indemnity provided in this Agreement; or (iv) a Default under this Agreement, the Borrower agrees to furnish to the Lender within ten (10) days of demand, a financial statement for the Borrower current within six (6) months. All financial statements provided pursuant to this subsection shall be signed and dated and certified by the Borrower to be true and correct and shall detail the assets and liabilities of the Borrower, all in form and substance acceptable to the Lender.

(g) Authority. The Borrower is an entity and the persons executing this Agreement on behalf of Borrower represent and warrant to the Lender that (i) the Borrower is legally organized and validly existing under the laws of the state of its organization and duly qualified, to the extent necessary, in the state or states in which the Premises are located and in all other jurisdictions in which the Borrower owns property or conducts business; (ii) the execution and delivery of this Agreement and the performance by the Borrower of its obligations hereunder have been duly authorized and approved; (iii) the persons executing this Agreement on behalf of the Borrower are duly elected, qualified and acting officers of Borrower and have full legal capacity and authority to execute and deliver this Agreement on behalf of the Borrower; and (iv) the Borrower shall maintain its existence, qualification to do business, name, rights and franchises in all states in which such qualification is necessary to remain in good standing.

(h) No Conflict or Lien. Compliance by the Borrower with its obligations under this Agreement has not resulted and will not result in the violation of or result in the creation of any lien, charge or encumbrance upon any property or asset of the Borrower under any agreement or other instrument to which the Borrower may be a party or by which the Borrower or any of its assets are bound.

3. Covenants.

(a) Compliance with Laws. Borrower shall comply strictly and in all material respects with the requirements of the Environmental Laws.

(b) Remedial Work. If any investigation, site monitoring, abatement, containment, clean-up, removal or other remedial work of any kind or nature (the “Remedial Work”) is necessary or advisable because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in, on, from or with respect to the Premises (or any portion thereof), Borrower shall promptly (and in all events within the time required under any applicable Environmental Law, order or agreement) commence and thereafter diligently prosecute to completion, all such Remedial Work; provided however, the Lender may require that Borrower commence such Remedial Work no later than thirty (30) days after written demand for performance from the Lender. Such Remedial Work shall be completed in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to the Lender). The Lender shall have the right to approve any contractors performing Remedial Work in advance (which approval will not be unreasonably withheld) and to require that the Remedial Work be performed under the supervision of a consulting engineer approved by the Lender (which approval will not be unreasonably withheld). All costs and expenses in connection with such Remedial Work shall be paid by Borrower, including without limitation, the Lender’ fees and costs incurred with monitoring and reviewing the Remedial Work.

(c) No Unauthorized Substances. Borrower hereby covenants and agrees not to take or fail to take any action that will result in the unauthorized presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Premises.

(d) Obligation to Notify Lender. Borrower shall immediately notify the Lender should Borrower become aware of (i) any Hazardous Substance problem or liability with respect to the Premises; (ii) any unauthorized release or discovery of any Hazardous Substance or other contamination, liability or problem respecting the Premises; or (iii) any litigation or threat of litigation relating to any alleged unauthorized release of any Hazardous Substance or discovery of any Hazardous Substance or other contamination, liability or problem respecting the Premises. Borrower shall promptly forward to the Lender copies of all orders, notices, permits and applications or other communications and reports in connection with any unauthorized release or discovery of any Hazardous Substance or other contamination, or any other environmental matters affecting the Premises.

(e) Environmental Audit. Promptly upon the written and good faith request of the Lender from time to time, and for the reasons recited therein, Borrower shall provide the Lender, at Borrower’s expense, with an environmental site assessment or environmental audit report in form and content acceptable to the Lender regarding the Premises (an “Environmental Audit”). The Environmental Audit shall be prepared by an environmental engineering firm reasonably acceptable to Lender, shall assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and shall indicate the potential costs in connection with any site monitoring, abatement, containment, clean-up, removal or other remedial work of any kind or nature relating to Hazardous Substances found in, on, under, at, within or emanating from the Premises.

4. Indemnity.

(a) Scope of Indemnity. Borrower hereby agrees to indemnify, save, defend (at Borrower’s sole cost and expense) and hold harmless Lender and the officers, directors, shareholders, agents, attorneys and employees of Lender, and the successors and assigns of each of the foregoing (all of such persons or entities being collectively referred to herein as “Indemnified Parties” and each such reference shall refer jointly and severally to each such persons) from and against the full amount of any and all Losses (as hereinafter defined), regardless of the acts or omissions of Indemnified Parties except as hereinafter specifically excepted. “Losses” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits and costs and expenses (including but not limited to all costs and expenses associated with court or administrative proceedings (through the appellate level)) such as condemnation, bankruptcy and other administrative proceedings, as well as any other of the foregoing where a proof of claim is by law required to be filed, or in which it becomes necessary to defend or uphold the terms of this Agreement, together with reasonable attorneys’ fees and other professional and consultant’s expenses incurred in investigating, preparing for, serving as a witness in or defending against any action or proceeding whether actually commenced or threatened), arising from, in respect of, as a consequence of, or in connection with, the ownership, operation or use of the Premises by the Borrower, its employees, representatives and agents, and all other persons acting on behalf of, or at the direction of, the Borrower, including, but not limited to, any of the following: (i) the presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Premises, regardless of whether the same is caused or permitted by Borrower or any other person or entity; (ii) the removal of any Hazardous Substances on, from or with respect to the Premises, regardless of whether the same is performed by Borrower or any other person or entity and regardless of whether or not such removal is rendered voluntarily or pursuant to a court order or the order of an administrative agency; (iii) claims asserted by any person or entity (including, without limitation, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, public body, court or administrative tribunal (a “Governmental Agency”)), in connection with or in any way arising out of the presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Premises, either prior to or after the date of this Agreement and either prior to or after the time that Borrower became the owner of the Premises; (iv) the violation or claimed violation of any Environmental Laws in regard to the Premises, whether such violation or claimed violation occurred prior to or after the date of this Agreement and regardless of whether such violation occurred prior to or after the time that Borrower became the owner of the Premises; (v) the preparation of an Environmental Audit on the Premises, whether conducted or authorized by Borrower or any other person or entity and the implementation of any Environmental Audit’s recommendations; (vi) the cost of enforcing this Agreement; and (vii) any other environmental matter respecting the Premises. Lender may employ the attorneys and/or consultants of its choice. The foregoing shall not apply to Losses resulting from Hazardous Substances brought on to the Premises by any Indemnified Party.

(b) Effect. Borrower’s obligations under this Agreement shall arise upon the discovery of the presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Premises, whether or not a Governmental Agency has taken or threatened any action in connection therewith.

(c) Lender’s Self-Help Rights. If Borrower fails to comply with the requirements of any Environmental Law, to perform any Remedial Work as required herein, or to perform any other obligation of Borrower hereunder, Lender may at its election, but without any obligation to do so, take any and all actions as Lender shall deem necessary or advisable in order to cure Borrower’s failure, in which event Borrower shall reimburse Lender for all costs and expenses thereof or incurred in connection therewith, as provided in Section 5.

(d) Claim Settlement. So long as Lender is the holder of the Loan Agreement, the Notes or a mortgagee or assignee under the Mortgage or any of the Collateral Loan Documents or if Lender at any time shall have become a mortgagee in possession or a successor in interest to Borrower by foreclosure or deed in lieu of foreclosure with respect to all or part of the Premises, Borrower shall not settle any claim relating to the Premises under or on account of any Environmental Law without Lender’s prior written consent, which consent may be withheld in Lender’s sole and absolute discretion.

5. Payments. Payments due Lender and other Indemnified Parties under this Agreement shall be due and payable as the same are incurred, without the requirement that such party wait for the ultimate outcome of any litigation, claim or other proceeding. Within a reasonable time after any sums are expended or any Losses are incurred, the Lender or other Indemnified Party (as applicable) shall notify Borrower thereof; provided, however, that failure to give such notice shall not relieve Borrower from any liability, duty or obligation hereunder. Borrower will pay sums due within thirty (30) days after receipt of notice itemizing the amounts incurred to the effective date of such notice. Borrower shall pay interest on any amount not paid when due at an interest rate equal to the Default Rate (as defined in the Loan Agreement and the Notes), but in no event to exceed the maximum interest rate allowed by law.

6. Obligation to Defend.

(a) Assumption of Defense. Upon request of any Indemnified Party, Borrower shall be bound to defend any and all actions or proceedings that may be brought against such Indemnified Party in connection with or arising out of the matters covered by this Agreement. In the event that Borrower is defending an Indemnified Party, Borrower may settle a claim against the Indemnified Party only with the Indemnified Party’s prior written consent, which consent may be withheld in the Indemnified Party’s sole and absolute discretion.

(b) Conduct of Defense; Participation by Indemnified Party. In the event an Indemnified Party has required Borrower to defend it, such defense shall be conducted by reputable attorneys retained by Borrower, satisfactory to the Indemnified Party in its sole and absolute discretion, at Borrower’s sole cost and expense. In addition, the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing. In such case, the Indemnified Party shall be responsible for the cost of such participation unless the Indemnified Party shall have concluded, based on the advice of counsel, that the interests of the Indemnified Party and of Borrower in the action conflict in such a manner and to such an extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for the Indemnified Party, in which event Borrower shall pay for separate counsel chosen by the Indemnified Party.

(c) Defense by Indemnified Party. Notwithstanding the foregoing, an Indemnified Party may elect in its sole and absolute discretion at any time to conduct its own defense of any action or proceeding that may be brought against it or to which it may be a party. In such event, Borrower shall be conclusively liable for the results obtained by the Indemnified Party, including without limitation the amount of any judgment or good faith, out-of-court settlement or compromise. In addition, Borrower shall be liable for any and all costs and expenses, including, but not limited to, all reasonable attorney’s fees, that the Indemnified Party incurs.

7. Default. Time is of the essence hereof. The term “Default,” as used in this Agreement, shall mean the occurrence of any one or more of the following events:

(a) The failure of Borrower punctually and properly to perform any covenant, condition or agreement contained in this Agreement;

(b) The filing of a proceeding in bankruptcy or arrangement or reorganization by or against Borrower pursuant to the United States Bankruptcy Code or any similar law, federal or state, including but not limited to:

(i) Borrower shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Borrower, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay or shall fail to pay its debts generally as they become due;

(ii) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower shall be the subject of an order for relief entered by such a court, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof, or any trustee, receiver, custodian or liquidator of Borrower shall be appointed without the consent or acquiescence of Borrower and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

(c) The determination by Lender that any representation or warranty of Borrower set forth in this Agreement or delivered in connection herewith or as required from time to time hereby is false, misleading or erroneous in any material respect as of the date thereof; or

(d) The occurrence of a Default under the Loan Agreement, Notes, the Mortgage, or any of the Collateral Loan Documents.

8. Remedies. If any Default shall have occurred, then Lender shall have the right to enforce any legal or equitable remedy against the Borrower and to sue for any sums whether damages, interest or any other sums required to be paid under the terms of this Agreement and without prejudice to the right of Lender thereafter to enforce any appropriate remedy against Borrower. The rights of the Lender arising under the clauses and covenants contained in this Agreement shall be separate, distinct and cumulative and none of them shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

9. Invalidity. If any term or provision of this Agreement shall be invalid, illegal or unenforceable, such term or provision shall be severable from the rest of this Agreement and the validity, legality or enforceability of the remaining terms and provisions shall not in any way be affected or impaired thereby.

10. Separate Obligations. The purpose of this Agreement is to protect Lender against liability, loss, damage, cost or expense with respect to Hazardous Substances and Environmental Laws relating to the Premises as provided in this Agreement, and not as security for payment of the indebtedness evidenced by the Loan Agreement, Notes or performance of the obligations under the Mortgage and the Collateral Loan Documents. The obligations of Borrower under this Agreement are separate from, independent of and in addition to the indebtedness and obligations under the Loan Agreement, Notes, the Mortgage, and the Collateral Loan Documents. The liability of Borrower under this Agreement shall not be limited to or measured by the amount of the indebtedness owed under the Loan Agreement, the Notes or the Mortgage or the value of the Premises. This Agreement is not secured by the Mortgage, the obligations hereunder are separate and independent, and shall not be extinguished by the release or foreclosure of the Mortgage. Borrower shall be fully and personally liable for all obligations of Borrower under this Agreement and a separate action may be brought and prosecuted against any or all of the Borrowers on this Agreement. The liability of Borrower under this Agreement shall not be subject to any limitation set forth in the Loan Agreement, the Notes, the Mortgage, or any of the Collateral Loan Documents, on personal liability for the payment of the indebtedness evidenced by the Loan Agreement, the Notes, or the remedies of Lender for enforcement of the obligations under the Loan Agreement, the Notes, the Mortgage, or the Collateral Loan Documents or the recourse of Lender for satisfaction of such obligations. This Agreement and the obligations of Borrower hereunder shall survive, and remain in full force and effect after any reconveyance of the Mortgage or any foreclosure of the Mortgage (whether by judicial action, exercise of the power of sale, deed in lieu of foreclosure, or otherwise) with respect to any release or threatened release of any Hazardous Substances in, on or under the Premises or any past, present or future violation of any Environmental Laws at the Premises which occurred, or the onset of which occurred, before such reconveyance or foreclosure, and Lender shall have the right to enforce this Agreement after any such reconveyance or foreclosure. To the extent permitted by applicable law, Borrower waives the right to assert any statute of limitations as a bar to the enforcement of this Agreement or to any action brought to enforce this Agreement. This Agreement shall not affect, impair or waive any rights or remedies of Lender or any obligations of Borrower with respect to Hazardous Substances created or imposed by Environmental Laws (including Lender’s rights of reimbursement or contribution under Environmental Laws). The remedies in this Agreement are cumulative and in addition to all remedies provided by law.

11. Notice. Any notice that Borrower or Lender may be required or entitled to give to the other party hereunder shall be in writing and shall be deemed given when the same is (a) delivered by personal service, (b) delivered by nationwide overnight delivery service (with charges prepaid); or (c) mailed by certified mail, postage prepaid, return receipt requested, addressed as specified below:

LENDER:

AgStar Financial Services, PCA

1921 Premier Drive

Mankato, MN 56002-4249

Attention: Mark Schmidt

BORROWER:

REG Newton, LLC

c/o Renewable Energy Group, Inc.

416 S. Bell Ave.,

P.O. Box 888

Ames, IA 50010

Attention: President

The addresses set forth above may be changed as to any party by such party delivering to the other parties written notice as to such change of address.

12. Captions, Gender, and Number. Any section or paragraph, title or caption contained in this Agreement is for convenience only and shall not be deemed a part of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

13. Inconsistent Provisions. Borrower further acknowledges and agrees that the provisions hereof are in addition to and in no fashion a limitation on the obligations of Borrower under the Loan Agreement, the Notes, the Mortgage, and the Collateral Loan Documents. To the extent the terms hereof are inconsistent with the terms of the Loan Agreement, the Notes, the Mortgage, or any of the Collateral Loan Documents, or there is an ambiguity between the terms hereof and any of said documents, the provision most favorable to Lender shall control.

14. Indemnified Parties’ Rights. The parties hereto expressly acknowledge that this Agreement is made expressly for the benefit of the Indemnified Parties.

15. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties named herein and their respective successors and assigns. Any Borrower’s obligations hereunder shall remain in full force and effect notwithstanding a foreclosure conducted pursuant to the Mortgage, the making of a deed in lieu of foreclosure by the Borrower in favor of Lender or a transfer of any other interest in the Premises, whether by Borrower or Lender or by any successor or assignee of Borrower or Lender.

16. Failure or Indulgence not a Waiver. No failure or delay on the part of any Indemnified Party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or privilege preclude any other or future exercise of any such power, right or privilege. All powers, rights and privileges hereunder are cumulative to, and not exclusive of, any powers, rights or privileges otherwise available.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

18. Time is of the Essence. Time is of the essence of this Agreement.

19. JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF MINNESOTA AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH THE LENDER DECIDES TO INITIATE LEGAL OR EQUITABLE PROCEEDINGS CONCERNING THIS AGREEMENT, PROVIDED SUCH COURT HAS SUBJECT MATTER JURISDICTION OVER THE MATTER AND CONTROVERSY, FOR THE ENFORCEMENT OF BORROWER’S OBLIGATIONS HEREUNDER, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF MINNESOTA FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS. FURTHERMORE, TO THE EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OF THE PAPERS ISSUED THEREIN AND AGREES THAT SERVICE MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT ITS ADDRESS SET FORTH HEREIN.

20. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AGREEMENT, THE NOTES, THE MORTGAGE, THE COLLATERAL LOAN DOCUMENTS, OR ANY OTHER MATTER RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered under seal this Agreement as of the day and year first written above.

Borrower:

REG NEWTON, LLC, an Iowa limited liability company

/s/ Daniel J. Oh
By:	Daniel J. Oh
Its:	President

EXHIBIT A

LEGAL DESCRIPTION

Tract I

Parcel “D” of part of the Southwest Quarter of the Southwest Quarter of Section 13 and part of the Northwest Quarter of the Northwest Quarter of Section 24, all in Township 80 North, Range 19 West of the 5th P.M., Jasper County, Iowa, as appears in Plat of Survey filed in Book 970, Page 321, and also as appears in Plat of Survey Retracement filed in Book 1153, Page 602, in the Office of the Recorder of said County, LESS AND EXCEPT the following: Parcel “G” located in Parcel “D” in the Southwest Quarter of the Southwest Quarter of Section 13, Township 80 North, Range 19 West of the 5th P.M., Jasper County, Iowa, as appears in Plat of Survey filed in Book 1154, Page 475, as Doc ID 001765820001, File No. 2008-00007078.

Tract III

Parcel “E” in the South Half of the Southwest Quarter of Section 13, Township 80 North, Range 19 West of the 5th P.M., Jasper County, Iowa, as appears in plat in Book 1153, Page 571, in the office of the Recorder of said County.